EXHIBIT 4.3

LUFKIN INDUSTRIES, INC.,

as Issuer

AND

[                    ],

as Trustee

INDENTURE

DATED AS OF              , 20

SUBORDINATED DEBT SECURITIES

LUFKIN INDUSTRIES, INC.

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939, AS AMENDED,

AND INDENTURE, DATED AS OF              , 20

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
Section 310(a)(1)	6.9
(a)(2)	6.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.9
(b)	6.8

Section 311	6.13

Section 312(a)	7.1, 7.2(a)
(b)	7.2(b)
(c)	7.2(c)

Section 313(a)	7.3
(b)	*
(c)	*
(d)	7.3

Section 314(a)	7.4
(a)(4)	10.5
(b)	Not Applicable
(c)(1)	1.3
(c)(2)	1.3
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.3

Section 315(a)	6.1(a)
(b)	6.2
(c)	6.1(b)
(d)	6.1(c)
(d)(1)	6.1(a)(1)
(d)(2)	6.1(c)(2)
(d)(3)	6.1(c)(3)
(e)	5.14

Section 316(a)	1.1, 1.2
(a)(1)(A)	5.2, 5.12
(a)(1)(B)	5.13
(a)(2)	Not Applicable
(b)	5.8
(c)	1.5(f)

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
Section 317(a)(1)	5.3
(a)(2)	5.4
(b)	10.3

Section 318(a)	1.8

NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

*	Deemed included pursuant to Section 318(c) of the Trust Indenture Act

i

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

PARTIES

INDENTURE, dated as of              , 20    , among Lufkin Industries, Inc., a corporation duly organized and existing under the laws of the State of Texas (herein called the “Company”), the Guarantors (as defined hereinafter) and [                    ] a [                    ], as trustee (the “Trustee”).

RECITALS OF THE COMPANY:

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (herein called the “Securities”), which may be guaranteed by the Guarantors, to be issued in one or more series as provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

This Indenture is subject to the provisions of the Trust Indenture Act (as defined herein) that are required to be a part of this Indenture and, to the extent applicable, shall be governed by such provisions.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d) the words “Article” and “Section” refer to an Article and Section, respectively, of this Indenture;

(e) the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative definitions; and

(f) references to any officer of any partnership or limited liability company that does not have officers but is managed or controlled, directly or indirectly, by an entity that does have officers, shall be deemed to be references to the officers of such managing or controlling entity.

Certain terms, used principally in Article Six, are defined in that Article.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.5.

“Additional Defeasible Provision” means a covenant or other provision that is (a) made part of this Indenture pursuant to an indenture supplemental hereto, a Board Resolution or an Officer’s Certificate delivered pursuant to Section 3.1, and (b) pursuant to the terms set forth in such supplemental indenture, Board Resolution or Officer’s Certificate, made subject to the provisions of Article Thirteen.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Authenticating Agent” means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

“Banking Day” means, in respect of any city, any date on which commercial banks are open for business in that city.

“Bankruptcy Law” means any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law.

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managers or members thereof or any board or committee serving a similar management function; and

(d) with respect to any other Person, the individual or board or committee of such Person serving a management function similar to those described in clauses (a), (b) or (c) of this definition.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or a Guarantor, the principal financial officer of the Company or a Guarantor, any other authorized officer of the Company or a Guarantor, or a person duly authorized by any of them, in each case as applicable, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. Where any provision of this Indenture refers to action to be taken pursuant to a Board Resolution (including the establishment of any series of the Securities and the forms and terms thereof), such action may be taken by any committee, officer or employee of the Company or a Guarantor, as applicable, authorized to take such action by the Board of Directors, as evidenced by a Board Resolution.

“Business Day,” when used with respect to any Place of Payment or other location, means, except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, each

Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions and trust companies in that Place of Payment or other location are authorized or obligated by law, executive order or regulation to close.

“CINS” means CUSIP International Numbering System.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor or resulting Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor or resulting Person.

“Company Request” or “Company Order” means, in the case of the Company, a written request or order signed in the name of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President, any of its Vice Presidents or any other duly authorized officer of the Company or any person duly authorized by any of them, and delivered to the Trustee and, in the case of a Guarantor, a written request or order signed in the name of such Guarantor by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents or any other duly authorized officer of such Guarantor or any person duly authorized by any of them, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at the address specified in Section 3.5 or such other address as to which the Trustee may give notice to the Company.

“corporation,” when used in reference to the Trustee or any prospective Trustee, shall include any corporation, company, association, partnership, limited partnership, limited liability company, joint-stock company, trust or other entity, in each case, satisfying the requirements of Section 310(a)(1) of the Trust Indenture Act.

“Covenant Defeasance” has the meaning specified in Section 13.3.

“CUSIP” means the Committee on Uniform Security Identification Procedures.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Debt” means any obligation created or assumed by any Person for the repayment of money borrowed and any purchase money obligation created or assumed by such Person and any guarantee of the foregoing.

“Default” means, with respect to a series of Securities, any event that is, or after notice or lapse of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Definitive Security” means a security other than a Global Security or a temporary Security.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 3.1, until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter shall mean or include each Person which is a Depositary hereunder, and if at any time there is more than one such Person, shall be a collective reference to such Persons.

“Designated Guarantor Senior Debt” shall have the meaning given to such term in a Board Resolution, Officer’s Certificate or indenture supplemental hereto delivered pursuant to Section 3.1.

“Designated Senior Debt” shall have the meaning given to such term in a Board Resolution, Officer’s Certificate or indenture supplemental hereto delivered pursuant to Section 3.1.

“Dollar” or “$” means the coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency used by the government of a country other than the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the Financial Accounting Standards Board Accounting Standards Codification and any related Accounting Standards Updates by the Financial Accounting Standards Board, (2) such other statements by such other entity as are approved by a significant segment of the accounting profession and (3) the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.

“Global Security” means a Security in global form that evidences all or part of a series of Securities and is authenticated and delivered to, and registered in the name of, the Depositary for the Securities of such series or its nominee.

“Guaranteed Securities” has the meaning specified in Section 14.1.

“Guarantor” means each Person that becomes a guarantor of any Securities pursuant to the applicable provisions of this Indenture.

“Guarantor Senior Debt” means, unless otherwise provided with respect to the Securities of a series as contemplated by Section 3.1, (a) all Debt of a Guarantor, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the Securities Guarantee or to other Debt which is pari passu with or subordinated to the Securities Guarantee, and (b) any modifications, refunding, deferrals, renewals or extensions of any such Debt or securities, notes or other evidence of Debt issued in exchange for such Debt; provided that in no event shall “Guarantor Senior Debt” include (i) Debt of a Guarantor owed or owing to any Subsidiary of such Guarantor or any officer, director or employee of such Guarantor or any Subsidiary of such Guarantor, (ii) Debt to trade creditors or (iii) any liability for taxes owed or owing by a Guarantor.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such amendment or supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be part of and govern this instrument and any such amendment or supplemental indenture, respectively. The term “Indenture” also shall include the terms of particular series of Securities established as contemplated by Section 3.1.

“interest,” when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Judgment Currency” has the meaning specified in Section 1.18.

“Legal Defeasance” has the meaning specified in Section 13.2.

“mandatory sinking fund payment” has the meaning specified in Section 12.1.

“Market Exchange Rate” has the meaning specified in Section 1.17.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Notice of Default” means a written notice of the kind specified in Section 5.1(c) or Section 5.1(d).

“Officer’s Certificate” means, in the case of the Company, a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President or any other duly authorized officer of the Company, or a person duly authorized by any of them, and delivered to the Trustee and, in the case of a Guarantor, a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or any other duly authorized officer of such Guarantor, or a person duly authorized by any of them, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be an employee of or counsel for the Company or a Guarantor, as the case may be, and who shall be reasonably acceptable to the Trustee.

“optional sinking fund payment” has the meaning specified in Section 12.1.

“Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

(c) Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof on such date pursuant to Section 5.2, (ii) the principal amount of a Security denominated in one or more currencies or currency units other than U.S. dollars shall be the U.S. dollar equivalent of such currencies or currency units, determined in the manner provided as contemplated by Section 3.1 on the date of original issuance of such Security or by Section 1.17, if not otherwise so provided pursuant to Section 3.1, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent (as so determined) on the date of original issuance of such Security of the amount determined as provided in clause (i) above) of such Security, and (iii) Securities owned by the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned as described in clause (iii) of the immediately preceding sentence which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to act with respect to such Securities and that the pledgee is not the Company, a Guarantor or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of and any premium or interest on any Securities on behalf of the Company.

“Payment Blockage Period” has the meaning specified in Section 15.2.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest or formula for determining the rate or rates of interest thereon, if any, the Stated Maturity or Stated Maturities thereof, the original issue date or dates thereof, the redemption provisions, if any, with respect thereto, and any other terms specified as contemplated by Section 3.1 with respect thereto, are to be determined by the Company upon the issuance of such Securities.

“Person” means any individual, corporation, company, limited liability company, partnership, limited partnership, joint venture, association, joint-stock company, trust, other entity, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment,” when used with respect to the Securities of any series, means, unless otherwise specifically provided for with respect to such series as contemplated by Section 3.1, the office or agency of the Company and such other place or places where, subject to the provisions of Section 10.2, the principal of and any premium and interest on the Securities of that series are payable as contemplated by Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 3.1.

“Required Currency” has the meaning specified in Section 1.18.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Securities Guarantee” means each guarantee of the obligations of the Company under this Indenture and the Securities by a Guarantor in accordance with the provisions hereof.

“Securities Guarantee Payment Blockage Period” has the meaning specified in Section 16.2.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5.

“Senior Debt” means, unless otherwise provided with respect to the Securities of a series as contemplated by Section 3.1, (a) all Debt of the Company, whether currently outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such Debt, it is provided that such Debt is not superior in right of payment to the Securities or to other Debt which is pari passu with or subordinated to the Securities, and (b) any modifications, refunding, deferrals, renewals or extensions of any such Debt or securities, notes or other evidence of Debt issued in exchange for such Debt; provided that in no event shall “Senior Debt” include (i) Debt of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company, (ii) Debt to trade creditors or (iii) any liability for taxes owned or owing by the Company.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity,” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means (a) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (b) any partnership or other business organization more than 50% of the ownership interests having ordinary voting power of which is so owned. For the purposes of this definition, “voting stock” means capital stock or equity interests which ordinarily have voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed, except as provided in Section 9.5; provided, however, that if the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“U.S. Person” shall have the meaning assigned to such term in Section 7701(a)(30) of the Code.

“U.S. Government Obligations” means securities which are (a) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, and which are not callable or redeemable at the option of the issuer thereof.

“Vice President,” when used with respect to the Company, the Guarantor or the Trustee, means any vice president, regardless of whether designated by a number or a word or words added before or after the title “vice president.”

Section 1.2. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

“commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Company, the Guarantor (if applicable) or any other obligor on the indenture securities.

All terms used in this Indenture that are defined by the Trust Indenture Act, defined by a Trust Indenture Act reference to another statute or defined by an SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.3. Compliance Certificates and Opinions.

Upon any application or request by the Company or a Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished except as required under Section 314(c) of the Trust Indenture Act.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 10.5) shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.4. Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows or, in the exercise of reasonable care, should know that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor, as the case may be, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as the case may be, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.5. Acts of Holders; Record Dates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the Trust Indenture Act) conclusive in favor of the Trustee, the Company and, if applicable, the Guarantors, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership, principal amount and serial numbers of Securities held by any Person, and the date of commencement of such Person’s holding of same, shall be proved by the Security Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company or, if applicable, the Guarantors in reliance thereon, regardless of whether notation of such action is made upon such Security.

(e) Without limiting the foregoing, a Holder entitled to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

(f) The Company may set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted by this Indenture to be given or taken by Holders of Securities of such series, but the Company shall have no obligation to do so. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, regardless of whether such Holders remain Holders after such record date.

Section 1.6. Notices, Etc., to Trustee, Company and Guarantors.

(a) Any notice, request, demand, authorization, direction, consent, waiver or other communication by the Company, any of the Guarantors or the Trustee to the others is duly given if in writing and delivered in person or mailed by first class mail, postage prepaid, facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Lufkin Industries, Inc.

601 South Raguet

Lufkin, Texas 75902-0849

Telephone: (936) 634-2211

Facsimile: (936) 637-5272

Attention: Chief Financial Officer

with a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Telephone: (713) 220-4200

Facsimile: (713) 220-4285

Attention: Mike O’Leary

If to the Trustee:

[                    ]

[                    ]

[                    ]

Telephone: [                    ]

Facsimile:  [                     ]

Attention:   [                     ]

(b) The Company, the Guarantors or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

(c) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Section 1.7. Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at such Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, regardless of whether such Holder actually receives such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case it shall be impracticable to give such notice by mail by reason of the suspension of regular mail service or by reason of any other cause, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 1.8. Conflict with Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the provision of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 1.9. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10. Successors and Assigns.

All covenants and agreements in this Indenture by each of the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 1.11. Separability Clause.

In case any provision in this Indenture or in the Securities or, if applicable, the Securities Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12. Benefits of Indenture.

Nothing in this Indenture or in the Securities or, if applicable, the Securities Guarantee, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13. Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.14. Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 1.15. Governing Law.

THIS INDENTURE, THE SECURITIES AND THE SECURITIES GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 1.16. Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities or, if applicable, the Securities Guarantee (other than a provision of the Securities of any series or, if applicable, the Securities Guarantee that specifically states that such provision shall apply in lieu of this Section 1.16)) payment of interest or principal and any premium need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and if payment is so made, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 1.17. Securities in a Composite Currency, Currency Unit or Foreign Currency.

Unless otherwise specified in a Board Resolution, Officer’s Certificate or indenture supplemental hereto delivered pursuant to Section 3.1 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any affected series which are denominated in a coin, currency or currencies other than Dollars (including, but not limited to, any composite currency, currency units or Foreign Currency), then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 1.17, the term “Market Exchange Rate” shall mean the noon Dollar buying rate in The City of New York for cable transfers of such currency or currencies as published by the Federal Reserve Bank of New York, as of the most recent available date. If such Market Exchange Rate is not so available for any reason with respect to such currency, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations or rates of exchange from one or more major banks in The City of New York or in the country of issue of the currency in question, which for purposes of Euros shall be Brussels, Belgium, or such other quotations or rates of exchange as appropriate shall be used. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

In no event will the Trustee have any duty or liability regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph.

Section 1.18. Payment in Required Currency; Judgment Currency.

Each of the Company and the Guarantors agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Required Currency could be purchased in The City of New York with the Judgment Currency on the day on which final unappealable judgment is entered, unless such day is not a Banking Day, then, to the extent permitted by applicable law, the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Required Currency could be purchased in The City of New York with the Judgment Currency on the Banking Day next preceding the day on which final unappealable judgment is entered and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (regardless of whether entered in accordance with subclause (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture.

Section 1.19. Language of Notices, Etc.

Any request, demand, authorization, direction, notice, consent, waiver or Act required or permitted under this Indenture shall be in the English language, except that any published notice may be in an official language of the country of publication.

Section 1.20. Incorporators, Shareholders, Officers and Directors of the Company and the Guarantors Exempt from Individual Liability.

No recourse under or upon any obligation, covenant or agreement of or contained in this Indenture or of or contained in any Security or, if applicable, the Securities Guarantee, or for any claim based thereon or otherwise in respect thereof, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, member, officer, manager, employee, partner or director, as such, past, present or future, of the Company, any Guarantor or any successor Person, either directly or through the Company, any Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a part of the consideration for, the execution of this Indenture and the issue of the Securities.

ARTICLE TWO

SECURITY FORMS

Section 2.1. Forms Generally.

The Securities of each series and, if applicable, the notation thereon relating to the Securities Guarantee, shall be in substantially the form set forth in this Article Two, or in such other form or forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities and, if applicable, the Securities Guarantee, as evidenced by their execution thereof.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized officer or other authorized person on behalf of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

The forms of Global Securities of any series shall have such provisions and legends as are customary for Securities of such series in global form, including without limitation any legend required by the Depositary for the Securities of such series.

Section 2.2. Form of Face of Security.

[If the Security is an Original Issue Discount Security and is not “publicly offered” within the meaning of Treasury Regulations Section 1.1275-1(h), insert—FOR PURPOSES OF SECTION 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, THE AMOUNT OF THE ORIGINAL ISSUE DISCOUNT IS [    % OF ITS PRINCIPAL AMOUNT] [$         PER $1,000 OF PRINCIPAL AMOUNT], THE ISSUE DATE IS             , 20     AND, THE YIELD TO MATURITY IS                     , COMPOUNDED [SEMIANNUALLY OR OTHER PROPER PERIOD].

[In the alternative instead of providing such legend, insert the following legend—FOR PURPOSES OF SECTION 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED THIS SECURITY WAS ISSUED WITH ORIGINAL ISSUE DISCOUNT, AND                      [THE NAME OR TITLE AND ADDRESS OR TELEPHONE NUMBER OF A REPRESENTATIVE OF THE COMPANY] WILL, BEGINNING NO LATER THAN 10 DAYS AFTER THE ISSUE DATE, PROMPTLY MAKE AVAILABLE TO HOLDERS THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE YIELD TO MATURITY AND ANY OTHER INFORMATION REQUIRED BY APPLICABLE TREASURY REGULATIONS.]

[Insert any other legend required by the Code or the regulations thereunder.]

[If a Global Security,—insert legend required by Section 2.4 of the Indenture] [If applicable, insert —UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[                    ]

[TITLE OF SECURITY]

No	U.S. $

[CUSIP No.             ]

[                    ], a [                    ] duly organized and existing under the laws of the State of [                    ] (herein called the “Company,” which term includes any successor or resulting Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to .                     , or registered assigns, the principal sum of                      United States Dollars on              . [If the Security is to bear interest prior to Maturity, insert—, and to pay interest thereon from                      or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on          and          in each year, commencing         , at the rate of     % per annum, until the principal hereof is paid or made available for payment [if applicable, insert—, and at the rate of             % per annum on any overdue principal and premium and on any installment of interest (to the extent that the payment of such interest shall be legally enforceable)]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the      or      (regardless of whether a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture].

[If the Security is not to bear interest prior to Maturity, insert—The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on

any overdue principal that is not so paid on demand shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

[If a Global Security, insert—Payment of the principal of (and premium, if any) and [if applicable, insert—any such] interest on this Security will be made by transfer of immediately available funds to a bank account in              designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [state other currency].]

[If a Definitive Security, insert—Payment of the principal of (and premium, if any) and [if applicable, insert—any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in             , in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts] [state other currency] [or subject to any laws or regulations applicable thereto and to the right of the Company (as provided in the Indenture) to rescind the designation of any such Paying Agent, at the [main] offices of              in             , or at such other offices or agencies as the Company may designate, by [United States Dollar] [state other currency] check drawn on, or transfer to a [United States Dollar] account maintained by the payee with, a bank in The City of New York (so long as the applicable Paying Agency has received proper transfer instructions in writing at least      days prior to the payment date)] [if applicable, insert—; provided, however, that payment of interest may be made at the option of the Company by [United States Dollar] [state other currency] check mailed to the addresses of the Persons entitled thereto as such addresses shall appear in the Security Register] [or by transfer to a [United States Dollar] [state other currency] account maintained by the payee with a bank in The City of New York [state other Place of Payment] (so long as the applicable Paying Agent has received proper transfer instructions in writing by the record date prior to the applicable Interest Payment Date)].]

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

[ ]

By:

Section 2.3. Form of Reverse of Security.

This Security is one of a duly authorized issue of subordinated securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of             , 20     (herein called the “Indenture”), between the Company, the Guarantors, if any, and [                    ], as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, if any, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $         ].

This security is the general, unsecured, subordinated obligation of the Company [if applicable, insert—and is guaranteed pursuant to a guarantee (the “Securities Guarantee”) by [insert name of each Guarantor] (the “Guarantors”). The Securities Guarantee is the general, unsecured, subordinated obligation of each Guarantor.]

[If applicable, insert—The Securities of this series are subject to redemption upon not less than      days’ notice by mail, [if applicable, insert, —(1) on                      in any year commencing with the year          and ending with the year          through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2) ] at any time [on or after                     , 20     ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before     ,     %, and if redeemed] during the 12-month period beginning              of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption [if applicable, insert—(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments the Stated Maturity of which is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert—The Securities of this series are subject to redemption upon not less than… nor more than… days’ notice by mail, (1) on              in any year commencing with the year          and ending with the year          through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at anytime [on or after             ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning          of the years indicated,

Year	Redemption Price For Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operation of the Sinking Fund

and thereafter at a Redemption Price equal to     % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments the Stated Maturity of which is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert—Notwithstanding the foregoing, the Company may not, prior to             , redeem any Securities of this series as contemplated by [clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than     % per annum.]

[If applicable, insert—The sinking fund for this series provides for the redemption on              in each year beginning with the year      and ending with the year      of [not less than] $         [ (“mandatory sinking fund”) and not more than $          ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made [If applicable, insert— in the inverse order in which they become due].]

[If the Securities are subject to redemption in part of any kind, insert—In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

[If applicable, insert—The Securities of this series are not redeemable prior to Stated Maturity.]

[If the Security is not an Original Issue Discount Security,—If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security,—If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to —insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company [If applicable, insert—and the Guarantors] and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company [If applicable, insert—and the Guarantors] and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company [If applicable, insert—and the Guarantors] with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, regardless of whether notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed.

[If a Global Security, insert—This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture. The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.]

[If a Definitive Security, insert—As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in [if applicable, insert—any place where the principal of and any premium and interest on this Security are payable] [if applicable, insert—The City of New York [, or, subject to any laws or regulations applicable thereto and to the right of the Company (limited as provided in the Indenture) to rescind the designation of any such transfer agent, at the [main] offices of                      in                      or at such other offices or agencies as the Company may designate]], duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.]

The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $          and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, [If applicable, insert—any Guarantor,] the Trustee and any agent of the Company [If applicable, insert—, a Guarantor] or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, regardless of whether this Security be overdue, and none of the Company, [If applicable, insert—the Guarantors,] the Trustee nor any such agent shall be affected by notice to the contrary.

This Security is subordinated in right of payment to Senior Debt [If applicable, insert-and the Securities Guarantee is subordinated in right of payment to Guarantor Senior Debt], to the extent and in the manner provided in the Indenture.

No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, [If applicable, insert—, or the Securities Guarantee endorsed thereon,] or for any claim based thereon or otherwise in respect thereof, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, member, officer, manager or director, as such, past, present or future, of the Company [If applicable, insert—or any Guarantor] or of any successor Person, either directly or through the Company [If applicable, insert—or any Guarantor] or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.

The Indenture provides that the Company [If applicable, insert—and the Guarantors] (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company [If applicable, insert—or a Guarantor] deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law.

Except as otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

[If a Definitive Security, insert as a separate page—

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please Print or Type Name and Address of Assignee)

the within instrument of [                    ] and does hereby irrevocably constitute and appoint                      Attorney to transfer said instrument on the books of the within-named Company, with full power of substitution in the premises.

Please Insert Social Security or Other Identifying Number of Assignee:

Dated:
(Signature)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.]

[If a Security to which Article Fourteen has been made applicable, insert the following Form of Notation on such Security relating to the Securities Guarantee—

Each of the Guarantors (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities of this series and all other amounts due and payable under the Indenture and the Securities of this series by the Company.

The obligations of the Guarantors to the Holders of Securities of this series and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Securities Guarantee.

Guarantors:

[NAME OF EACH GUARANTOR]

By:
]

Section 2.4. Global Securities.

Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR SECURITIES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

EVERY SECURITY AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR OR IN LIEU OF, THIS SECURITY SHALL BE A GLOBAL SECURITY SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

If Securities of a series are issuable in whole or in part in the form of one or more Global Securities, as specified as contemplated by Section 3.1, then, notwithstanding clause (i) of Section 3.1 and the provisions of Section 3.2, any Global Security shall represent such of the Outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced or increased, as the case may be, to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any reduction or increase in the amount, of Outstanding Securities represented thereby shall be made in such manner and upon instructions given by such Person or Persons as shall be specified therein or in a Company Order. Subject to the provisions of Section 3.3, Section 3.4 and Section 3.5, the Trustee shall deliver and redeliver any Global Security in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by the Company with respect to endorsement or delivery or redelivery of a Global Security shall be in a Company Order.

The provisions of the last sentence of Section 3.3 shall apply to any Security represented by a Global Security if such Security was never issued and sold by the Company and the Company delivers to the Trustee the Global Security together with a Company Order with regard to the reduction or increase, as the case may be, in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of Section 3.3.

Section 2.5. Form of Trustee’s Certificate of Authentication.

The Trustee’s certificate(s) of authentication shall be in substantially the following form:

This is one of the Securities of the series designated [insert title of applicable series] referred to in the within-mentioned Indenture.

[ ], as Trustee

By:
Authorized Officer

ARTICLE THREE

THE SECURITIES

Section 3.1. Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officer’s Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(a) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities and which may be part of a series of Securities previously issued);

(b) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 3.4, Section 3.5, Section 3.6, Section 9.6 or Section 11.7 and except for any Securities which, pursuant to Section 3.3, are deemed never to have been authenticated and delivered hereunder);

(c) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d) the date or dates on which the principal of the Securities of the series is payable or the method of determination thereof;

(e) the rate or rates at which the Securities of the series shall bear interest, if any, or the formula, method or provision pursuant to which such rate or rates are determined, the date or dates from which such interest shall accrue or the method of determination thereof, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

(f) the place or places where, subject to the provisions of Section 10.2, the principal of and any premium and interest on Securities of the series shall be payable, Securities of the series may be surrendered for registration of transfer, Securities of the series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(g) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(h) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

(j) whether payment of principal of and premium, if any, and interest, if any, on the Securities of the series shall be without deduction for taxes, assessments or governmental charges paid by Holders of the series;

(k) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2;

(l) if the amount of payments of principal of and any premium or interest on the Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

(m) if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 3.5 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

(n) any deletions from, modifications of or additions to the Events of Default set forth in Section 5.1 or the covenants of the Company set forth in Article Ten with respect to the Securities of such series;

(o) whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the Securities of the series rather than pay such additional amounts;

(p) if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(q) if the Securities of the series are to be convertible into or exchangeable for any other security or property of the Company, including, without limitation, securities of another Person held by the Company or its Affiliates and, if so, the terms thereof;

(r) if other than as provided in Section 13.2 and Section 13.3, the means of Legal Defeasance or Covenant Defeasance as may be specified for the Securities of the series;

(s) if other than the Trustee, the identity of the initial Security Registrar and any initial Paying Agent;

(t) whether the Securities of the series will be guaranteed pursuant to the Securities Guarantee set forth in Article Fourteen, any modifications to the terms of Article Fourteen applicable to the Securities of such series and the applicability of any other guarantees; and

(u) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 3.3) set forth, or determined in the manner provided, in the Officer’s Certificate referred to above or in any such indenture supplemental hereto.

All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for increases in the aggregate principal amount of such series of Securities and issuances of additional Securities of such series or for the establishment of additional terms with respect to the Securities of such series.

If any of the terms of the series are established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by an authorized officer or other authorized person on behalf of the Company and, if applicable, the Guarantors and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth, or providing the manner for determining, the terms of the series.

With respect to Securities of a series subject to a Periodic Offering, such Board Resolution or Officer’s Certificate may provide general terms for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company and, if applicable, the Guarantors or one or more agents thereof designated in an Officer’s Certificate, in accordance with a Company Order.

Section 3.2. Denominations.

The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.1. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 3.3. Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer or any of its Vice Presidents and need not be attested. The signature of any of these officers on the Securities may be manual or facsimile. Any Securities Guarantee endorsed on the Securities shall be executed on behalf of the applicable Guarantor by its Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial Officer or any of its Vice Presidents and need not be attested. The signature of any of these officers on any endorsement of the Securities Guarantee may be manual or facsimile.

Securities and any endorsement of a Securities Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company or a Guarantor, as the case may be, shall bind the Company or such Guarantor, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities; provided, however, that in the case of Securities offered in a Periodic Offering, the Trustee shall authenticate and deliver such Securities from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of written instructions from the Company) acceptable to the Trustee as may be specified by or pursuant to a Company Order delivered to the Trustee prior to the time of the first authentication of Securities of such series. If the forms or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.1 and Section 3.1, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be fully protected in relying on such Board Resolution and shall be entitled to receive such documents as it may reasonably request. The Trustee shall also be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Officer’s Certificate pursuant to Section 3.1 and complying with Section 1.3 and an Opinion of Counsel complying with Section 1.3 stating:

(a) if the form or forms of such Securities has been established in or pursuant to a Board Resolution as permitted by Section 2.1, that each such form has been established in conformity with the provisions of this Indenture;

(b) if the terms of such Securities have been, or in the case of Securities of a series offered in a Periodic Offering will be, established in or pursuant to a Board Resolution as permitted by Section 3.1, that such terms have been, or in the case of Securities of a series offered in a Periodic Offering will be, established in conformity with the provisions of this Indenture, subject, in the case of Securities of a series offered in a Periodic Offering, to any conditions specified in such Opinion of Counsel; and

(c) that such Securities when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions and assumptions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and, if applicable, the Guarantors, enforceable in accordance with their terms, subject to the following limitations: (i) bankruptcy, insolvency, moratorium, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, or to general equity principles, (ii) the availability of equitable remedies being subject to the discretion of the court to which application therefor is made; and (iii) such other usual and customary matters as shall be specified in such Opinion of Counsel.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.1 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officer’s Certificate otherwise required pursuant to Section 3.1 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, on the form or forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Section 2.1 and Section 3.1 and this Section, as applicable, in connection with the first authentication of Securities of such series.

Each Security shall be dated the date of its authentication.

No Security, nor any Securities Guarantee endorsed thereon, shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4. Temporary Securities.

Pending the preparation of Definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause Definitive Securities of that series to be prepared without unreasonable delay. After the preparation of Definitive Securities of such series, the temporary Securities of such series shall be exchangeable for Definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of the same series and tenor of authorized denominations. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities of such series.

Section 3.5. Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the office or agency of the Company in a Place of Payment required by Section 10.2 a register (the register maintained in such office being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed as the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided, and its Corporate Trust Office, which, at the date hereof, is located at [                            ], is the initial office or agency where the Securities Register will be maintained. The Company may at any time replace such Security Registrar, change such office or agency or act as its own Security Registrar. The Company will give prompt written notice to the Trustee of any change of the Security Registrar or of the location of such office or agency.

Upon surrender for registration of transfer of any Security of any series at the office or agency maintained pursuant to Section 10.2 for such purpose, the Company and, if applicable, the Guarantors shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, with an endorsement of the Securities Guarantee, if applicable, executed by the Guarantors, of the same series and tenor, of any authorized denominations and of a like aggregate principal amount.

At the option of the Holder, Securities of any series (except a Global Security) may be exchanged for other Securities of the same series and tenor, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company and, if applicable, the Guarantors shall execute and the Trustee shall authenticate and deliver, the Securities, with an endorsement of the Securities Guarantee, if applicable, executed by the Guarantors, which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and, if applicable, the Guarantors evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or such Holder’s attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, Section 9.6 or Section 11.7 not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 11.3 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Notwithstanding any other provisions of this Indenture and except as otherwise specified with respect to any particular series of Securities as contemplated by Section 3.1, a Global Security representing all or a portion of the Securities of a series may not be transferred, except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary. Every Security authenticated and delivered upon registration of, transfer of, or in exchange for or in lieu of, a Global Security shall be a Global Security except as provided in the two paragraphs immediately following.

If at any time the Depositary for any Securities of a series represented by one or more Global Securities notifies the Company that it is unwilling or unable to continue as Depositary for such Securities or if at any time the Depositary for such Securities shall no longer be eligible to continue as Depositary under Section 3.1 or ceases to be a clearing agency registered under the Exchange Act, the Company shall appoint a successor Depositary with respect to such Securities. If a successor Depositary for such Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company’s election pursuant to Section 3.1 that such Securities be represented by one or more Global Securities shall no longer be effective and the Company and, if applicable, the Guarantors will execute and the Trustee, upon receipt of a Company Order for the authentication and delivery of Definitive Securities of such series, will authenticate and deliver, Securities, with an endorsement of the Securities Guarantee, if applicable, executed by the Guarantors, of such series in definitive registered form without coupons, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such Securities in exchange for such Global Security or Securities registered in the names of such Persons as the Depositary shall direct.

If specified by the Company pursuant to Section 3.1 with respect to Securities represented by a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company, the Trustee and such Depositary. Thereupon, the Company and, if applicable, the Guarantors shall execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of Securities in definitive registered form, shall authenticate and deliver, without service charge:

(i) to the Person specified by such Depositary a new Security or Securities, with an endorsement of the Securities Guarantee, if applicable, executed by the Guarantors, of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(ii) to such Depositary a new Global Security, with an endorsement of the Securities Guarantee, if applicable, executed by the Guarantors, in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.

Every Person who takes or holds any beneficial interest in a Global Security agrees that:

(A) the Company, the Guarantors (if applicable) and the Trustee may deal with the Depositary as sole owner of the Global Security and as the authorized representative of such Person;

(B) such Person’s rights in the Global Security shall be exercised only through the Depositary and shall be limited to those established by law and agreement between such Person and the Depositary and/or direct and indirect participants of the Depositary;

(C) the Depositary and its participants make book-entry transfers of beneficial ownership among, and receive and transmit distributions of the principal of (and premium, if any) and interest on the Global Securities to, such Persons in accordance with their own procedures; and

(D) none of the Company, the Guarantors (if applicable), the Trustee, nor any agent of any of them will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Section 3.6. Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, together with such security or indemnity as may be required by the Company, the Guarantors (if applicable) and the Trustee to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company and, if applicable, the Guarantors shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security, with an endorsement of the Securities Guarantee, if applicable, executed by the Guarantors, of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company, the Guarantors (if applicable) and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company and, if applicable, the Guarantors shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security, with an endorsement of the Securities Guarantee, if applicable, executed by the Guarantors, of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and, if applicable, the Guarantors, regardless of whether the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7. Payment of Interest; Interest Rights Preserved.

Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at such Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.8. Persons Deemed Owners.

Except as otherwise provided as contemplated by Section 3.1 with respect to any series of Securities, prior to due presentment of a Security for registration of transfer, the Company, the Trustee and, if applicable, the Guarantors and any agent thereof may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 3.5 and Section 3.7) any interest on such Security and for all other purposes whatsoever, regardless of whether such Security be overdue, and none of the Company, the Trustee nor, if applicable, the Guarantors nor any agent of any of them shall be affected by notice to the contrary.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and, if applicable, the Guarantors and any agent of thereof as the owner of such Global Security for all purposes whatsoever.

Section 3.9. Cancellation.

All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with its customary practices, and the Trustee shall thereafter deliver to the Company a certificate with respect to such disposition from time to time upon written request.

Section 3.10. Computation of Interest.

Except as otherwise specified as contemplated by Section 3.1 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 3.11. CUSIP or CINS Numbers.

The Company in issuing the Securities may use CUSIP or CINS numbers (if then generally in use, and in addition to the other identification numbers printed on the Securities), and, if so, the Trustee shall use CUSIP or CINS numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such CUSIP or CINS numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such CUSIP or CINS numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 4.1. Satisfaction and Discharge of Indenture.

This Indenture shall cease to be of further effect and will be discharged with respect to the Securities of any series (except as to any surviving rights of registration of transfer or exchange of Securities and certain rights of the Trustee, in each case, herein expressly provided for), and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such Securities, when:

(a) either:

(i) all such Securities theretofore authenticated and delivered (other than (A) such Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (B) such Securities for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

(ii) all such Securities not theretofore delivered to the Trustee for cancellation:

(A) have become due and payable; or

(B) will become due and payable at their Stated Maturity within one year; or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of (ii)(A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such Securities; and

(c) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, which, taken together, state that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to the Securities of any series, (x) the obligations of the Company to the Trustee under Section 6.7, the obligations of the Trustee to any Authenticating Agent under Section 6.14 and the right of the Trustee to resign under Section 6.10 shall survive, and (y) if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the obligations of the Company and the Trustee under Section 3.5, Section 3.6, Section 4.2, Section 6.6, Section 10.2, the last paragraph of Section 10.3 and Section 13.7 shall survive.

Section 4.2. Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for the payment of which such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

Section 5.1. Events of Default.

“Event of Default,” wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of any interest upon any Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (regardless of whether such payment is prohibited by the provisions of Article Fifteen hereof); or

(b) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity (regardless of whether such payment is prohibited by the provisions of Article Fifteen hereof); or

(c) default in the performance, or breach, of any covenant set forth in Article Ten in this Indenture (other than a covenant a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(d) default in the performance, or breach, of any covenant in this Indenture (other than a covenant in Article Ten or any other covenant a default in the performance of which or the breach of which is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 180 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) the Company or any Guarantor pursuant to or within the meaning of any Bankruptcy Law (i) commences a voluntary case, (ii) consents to the entry of any order for relief against the Company or any Guarantor in an involuntary case, (iii) consents to the appointment of a Custodian of the Company or any Guarantor or for all or substantially all of the property of the Company or any Guarantor, or (iv) makes a general assignment for the benefit of the creditors of the Company or any Guarantor; or

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company or any Guarantor in an involuntary case, (ii) appoints a Custodian of the Company or any Guarantor or for all or substantially all of the property of the Company or any Guarantor, or (iii) orders the liquidation of the Company or any Guarantor; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(g) default in the deposit of any sinking fund payment when due;

(h) the failure of any Securities Guarantee required with respect to Securities of that series to be in full force and effect, except as provided in this Indenture or the terms of such Securities; or

(i) any other Event of Default provided with respect to Securities of that series in accordance with Section 3.1.

Section 5.2. Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount (or, if the Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and all accrued and unpaid interest of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (e) or (f) of Section 5.1 occurs, the Securities of any series at the time Outstanding shall be due and payable immediately without further action or notice.

At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article Five provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a) the Company or, if applicable, one or more of the Guarantors has paid or deposited with the Trustee a sum sufficient to pay:

(i) all overdue interest on all Securities of that series;

(ii) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities;

(iii) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities; and

(iv) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days (regardless of whether such payment is prohibited by the provisions of Article Fifteen hereof); or

(b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof (regardless of whether such payment is prohibited by the provisions of Article Fifteen hereof), the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and any premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or, if applicable, the Guarantors or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or, if applicable, the Guarantors or any other obligor upon such Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4. Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or, if applicable, any Guarantor or any other obligor upon the Securities, their property or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or, if applicable, the Guarantors for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, compromise, arrangement, adjustment or composition affecting the Securities or, if applicable, the Securities Guarantee or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.5. Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.6. Application of Money Collected.

Any money collected by the Trustee pursuant to this Article Five shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.7;

SECOND: Subject to Article Fifteen, to the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

THIRD: The balance, if any, to the Company.

Section 5.7. Limitation on Suits.

No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture (including, if applicable, the Securities Guarantee), or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c) such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

Section 5.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional (subject to Article Fifteen and Article Sixteen), to receive payment of the principal of and any premium and interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.9. Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10. Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11. Delay or Omission Not Waiver.

To the fullest extent permitted by applicable law, no delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12. Control by Holders.

The Holders of not less than a majority in principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided, however, that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and

(c) subject to the provisions of Section 6.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the direction would expose the Trustee to personal liability.

Section 5.13. Waiver of Past Defaults.

By written notice to the Company and the Trustee, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to such series and its consequences, except:

(a) a continuing default in the payment of the principal of or any premium or interest on any Security of such series; or

(b) a default in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14. Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant, other than the Trustee, in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 5.15. Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 6.1. Certain Duties and Responsibilities.

(a) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and as are provided by the Trust Indenture Act, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether they conform to the requirements of this Indenture.

(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own bad faith or willful misconduct, except that:

(i) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series, given pursuant to Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Regardless of whether therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 6.2. Notice of Defaults.

Within 90 days after the occurrence of any Default hereunder with respect to the Securities of any series, the Trustee shall transmit by mail to all Holders of Securities of such series, as their names and addresses appear in the Security Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of or any premium or interest on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default if a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interest of the

Holders of Securities of such series; and, provided, further, that in the case of any Default of the character specified in Section 5.1(c) with respect to Securities of such series, no such notice to Holders shall be given until at least 60 days after the occurrence thereof and that in the case of any Default of the character specified in Section 5.1(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 90 days after the occurrence thereof.

Section 6.3. Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company or a Guarantor mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive and may, in the absence of bad faith on its part, rely upon an Officer’s Certificate;

(d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers and employees of such agents or attorneys;

(h) the Trustee may request that the Company and, if applicable, the Guarantors deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(i) the Trustee shall be entitled to the rights and protections afforded to the Trustee pursuant to this Article Six in acting as a Paying Agent or Security Registrar hereunder;

(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(k) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for any special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action.

Section 6.4. Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or, if applicable, the Guarantors, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. Neither the Trustee nor any Authenticating Agent makes any representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5. May Hold Securities.

The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or, if applicable, any Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 310(b) and 311 of the Trust Indenture Act and Section 6.8, Section 6.9 and Section 6.13, may otherwise deal with the Company or, if applicable, the Guarantors with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 6.6. Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or, if applicable, one or more of the Guarantors.

Section 6.7. Compensation and Reimbursement.

The Company agrees:

(a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify each of the Trustee and its officers, directors, agents and employees for, and to hold it and them harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its or their part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself or themselves against any claim or liability in connection with the exercise or performance of any of its or their powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of the principal of (and premium, if any) or interest on particular Securities. Such obligations of the Company under this Section shall not be subordinated to the payment of Senior Debt pursuant to Article Fifteen.

Without limiting any rights available to the Trustee under applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(e) or Section 5.1(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services of the Trustee are intended to constitute expenses of administration under any applicable Bankruptcy Law.

The provisions of this Section 6.7 shall survive the resignation or removal of the Trustee and the termination or satisfaction and discharge of this Indenture and the Legal Defeasance of the Securities.

Section 6.8. Disqualification; Conflicting Interests.

Reference is made to Section 310(b) of the Trust Indenture Act. There shall be excluded from the operation of Section 310(b)(1) of the Trust Indenture Act this Indenture with respect to the Securities of more than one series.

Section 6.9. Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus required by the Trust Indenture Act, subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall not be an obligor upon the Securities or an Affiliate thereof. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article Six.

Section 6.10. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.

(b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance of appointment by a successor Trustee required by Section 6.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

(d) If at any time:

(i) the Trustee shall fail to comply with Section 310(b) of the Trust Indenture Act after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months; or

(ii) the Trustee shall cease to be eligible under Section 6.9 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a Custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series), and the Company and the successor Trustee shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the

Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 1.7. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor.

(a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, the successor Trustee so appointed shall execute, acknowledge and deliver to the Company, the Guarantors (if applicable) and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company, any Guarantor (if applicable) or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien under Section 6.7.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantors (if applicable), the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, any Guarantor (if applicable) or any successor Trustee, such retiring Trustee, upon payment of its charges, shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee with respect to the Securities of the series to which the appointment of such successor relates and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of such series, subject nevertheless to its lien under Section 6.7.

(c) Upon request of any such successor Trustee, the Company and, if applicable, the Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article and the Trust Indenture Act.

Section 6.12. Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article Six, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13. Preferential Collection of Claims Against Company.

Reference is made to Section 311 of the Trust Indenture Act. For purposes of Section 311(b) of the Trust Indenture Act:

(a) the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

(b) the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or, if applicable, any Guarantor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or, if applicable, such Guarantor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 6.14. Appointment of Authenticating Agent.

The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 3.6, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company and, if applicable, the Guarantors. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company and, if applicable, the Guarantors. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be qualified and eligible in accordance with the provisions of this Section, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and, if applicable, the Guarantors and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

Except with respect to an Authenticating Agent appointed at the request of the Company or, if applicable, the Guarantors, the Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.14, and the Trustee shall be entitled to be reimbursed by the Company or, if applicable, the Guarantors for such payments, subject to the provisions of Section 6.7.

If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[ ], as Trustee

By:
As Authenticating Agent

By:
Authorized Officer

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 7.1. Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not more than 5 days after each Regular Record Date for a series of Securities, a list for such series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of such Regular Record Date; and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished with respect to such series of Securities.

Section 7.2. Preservation of Information; Communications to Holders.

(a) The Trustee shall preserve, with respect to each series of Securities, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished.

(b) If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either:

(i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.2(a); or

(ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the SEC, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the SEC, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Guarantors (if applicable) and the Trustee that none of the Company, the Guarantors (if applicable) nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.2(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b).

Section 7.3. Reports by Trustee.

Any Trustee’s report required pursuant to Section 313(a) of the Trust Indenture Act shall be dated as of May 15, and shall be transmitted within 60 days after May 15 of each year (but in all events at intervals of not more than 12 months), commencing with the year 20    , by mail to all Holders, as their names and addresses appear in the Security Register. A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, and with the SEC. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.4. Reports by Company.

The Company shall:

(a) file with the Trustee, within 15 days after the Company files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the

Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b) file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to clauses (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

ARTICLE EIGHT

CONSOLIDATION, AMALGAMATION, MERGER AND SALE

Section 8.1. Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not convert into, or consolidate, amalgamate or merge with or into any other Person or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of the Company on a consolidated basis to any other Person unless:

(a) either: (i) the Company is the surviving Person; or (ii) the Person formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any State thereof or the District of Columbia;

(b) the Person formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

(c) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

(d) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger, conveyance, sale, transfer or lease and such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2. Successor Substituted.

Upon any consolidation or merger of the Company with or into any other Person or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and, if applicable, the Guarantors on a consolidated basis in accordance with Section 8.1, the successor or resulting Person formed by or resulting upon such consolidation or merger (if other than the Company) or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Company and each of the Guarantors shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE NINE

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1. Without Consent of Holders.

The Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities Guarantees or the Securities without the consent of any holder of a Security:

(a) to cure any ambiguity or defect or to correct or supplement any provision herein that may be inconsistent with any other provision herein; or

(b) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and, to the extent applicable, of the Securities; or

(c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in the manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; or

(d) to add a Securities Guarantee and cause any Person to become a Guarantor, and/or to evidence the succession of another Person to a Guarantor and the assumption by any such successor of the Securities Guarantee of such Guarantor herein and, to the extent applicable, endorsed upon any Securities of any series; or

(e) to secure the Securities of any series; or

(f) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Company shall consider to be appropriate for the benefit of the Holders of all or any series of Securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth, or to surrender any right or power herein conferred upon the Company; provided, that in respect of any such additional covenant, restriction, condition or provision such amendment or supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults), may provide for an immediate enforcement upon such an Event of

Default, may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default; or

(g) to make any change to any provision of this Indenture that does not adversely affect the rights or interests of any Holder of Securities; or

(h) to provide for the issuance of additional Securities in accordance with the provisions set forth in this Indenture; or

(i) to add any additional Defaults or Events of Default in respect of all or any series of Securities; or

(j) to add to, change or eliminate any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons; or

(k) to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such amendment or supplemental indenture that is entitled to the benefit of such provision; or

(l) to establish the form or terms of Securities of any series as permitted by Section 2.1 and Section 3.1, including to reopen any series of any Securities as permitted under Section 3.1; or

(m) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11(b); or

(n) to conform the text of this Indenture (and/or any supplemental indenture) or any Securities issued thereunder to any provision of a description of such text or Securities appearing in a prospectus, prospectus supplement, offering memorandum or offering circular relating to the sale thereof to the extent that such provision was intended by the Company to be a verbatim recitation of a provision of this Indenture (and/or any supplemental indenture) or any Securities issued thereunder, with such intention being evidenced by an Officer’s Certificate; or

(o) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act or under any similar federal statute subsequently enacted, and to add to this Indenture such other provisions as may be expressly required under the Trust Indenture Act.

Section 9.2. With Consent of Holders.

The Company and the Trustee may amend or supplement this Indenture, the Securities Guarantees and the Securities with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series of Securities affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities) and, subject to

Section 5.8 and Section 5.13 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture, the Securities Guarantees or the Securities may be waived with respect to each series of Securities with the consent of the Holders of a majority in principal amount of the Outstanding Securities of such series voting as a separate class (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).

It is not necessary for the consent of the Holders of Securities under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company will mail to the Holders of Securities affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver. Notwithstanding anything contained herein to the contrary, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.2 may not (with respect to any Securities held by a non-consenting Holder):

(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

(b) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of the Holders of which is required for any such amendment or supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

(c) modify any of the provisions of Section 5.8 or Section 5.13; or

(d) waive a redemption payment with respect to any Security; provided, however, that any purchase or repurchase of Securities shall not be deemed a redemption of the Securities; or

(e) release any Guarantor from any of its obligations under its Securities Guarantee or this Indenture, except in accordance with the terms of this Indenture (as amended or supplemented); or

(f) make any change in the foregoing amendment and waiver provisions, except to increase any percentage provided for therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

An amendment or supplemental indenture that changes or eliminates any covenant or other provision of this Indenture that has expressly been included solely for the benefit of one or more particular series of Securities, or that modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Section 9.3. Execution of Amendments and Supplemental Indentures.

In executing, or accepting the additional trusts created by, any amendment or supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture.

Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amendment or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 6.3 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amendment or supplemental indenture unless such amendment or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amendment or supplemental Indenture.

Section 9.4. Effect of Amendments and Supplemental Indentures.

Upon the execution of any amendment or supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such amendment or supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.5. Conformity with Trust Indenture Act.

Every amendment or supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.6. Reference in Securities to Amendments or Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any amendment or supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such amendment or supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE TEN

COVENANTS

Section 10.1. Payment of Principal, Premium and Interest.

The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 10.2. Maintenance of Office or Agency.

The Company will maintain in the United States an office or agency (which may be an office of the Trustee or Registrar or agent of the Trustee or Registrar) where Securities of each series may be presented or surrendered for payment and surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Except as otherwise specified with respect to a series of Securities as contemplated by Section 3.1, the Company hereby initially designates the Corporate Trust Office of the Trustee as the Company’s office or agency for each such purpose for each series of Securities. The Trustee shall initially serve as Paying Agent. In the event the Company makes any payment in any currency in which the Trustee is unable to pay, and notwithstanding anything herein to the contrary, the Company will appoint a Paying Agent other than the Trustee to make such payment and the Trustee will have no obligations with respect to such payment and will incur no liability with respect to the failure by the Company or such other Paying Agent to make, or cause to be made, such payment.

Section 10.3. Money for Securities Payments to Be Held in Trust.

If the Company shall at any time act as its own Paying Agent, with respect to any series of Securities, it will, on or before each due date of the principal of and any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of and any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal and any premium or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act. For purposes of this Section 10.3, should a due date for principal of and any premium or interest on, or sinking fund payment with respect to any series of Securities not be on a Business Day, such payment shall be due on the next Business Day without any interest for the period from the due date until such Business Day.

The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of and any premium or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee notice of any Default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal and any premium or interest on the Securities of that series; and

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company and, if applicable, the Guarantors may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to any applicable escheat or abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest on any Security of any series and remaining unclaimed for one year after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 10.4. Existence.

Subject to Article Eight, the Company and, if any Securities of a series to which Article Fourteen has been made applicable are Outstanding, each Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company and, if applicable, each Guarantor shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Guarantor, as the case may be.

Section 10.5. Statement by Officers as to Default.

Annually, within 120 days after the close of each fiscal year beginning with the first fiscal year during which one or more series of Securities are Outstanding, the Company and, if any Securities of a series to which Article Fourteen has been made applicable are Outstanding, each Guarantor will deliver to the Trustee a brief certificate (which need not include the statements set forth in Section 1.3) from the principal executive officer, principal financial officer or principal accounting officer of the Company and, if applicable, such Guarantor, stating that a review of the activities of the Company during such year and of performance under this Indenture has been made, and as to his or her knowledge of the Company’s or such Guarantor’s, as the case may be, compliance (without regard to any period of grace or requirement of notice provided herein) with all conditions and covenants under this Indenture and, if the Company or such Guarantor, as the case may be, shall be in Default, specifying all such Defaults and the nature and status thereof of which such officer has knowledge.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 11.1. Applicability of Article.

Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for Securities of any series) in accordance with this Article Eleven.

Section 11.2. Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 15 days prior to the last date for the giving of notice of such redemption (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company that is subject to a condition specified in the terms of the Securities of the series to be redeemed, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

Section 11.3. Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. If the Securities of any series to be redeemed consist of Securities having different dates on which the principal is payable or different rates of interest, or different methods by which interest may be determined or have any other different tenor or terms, then the Company may, by written notice to the Trustee, direct that the Securities of such series to be redeemed shall be selected from among the groups of such Securities having specified tenor or terms and the Trustee shall thereafter select the particular Securities to be redeemed in the manner set forth in the preceding paragraph from among the group of such Securities so specified.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.4. Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at such Holder’s address appearing in the Security Register.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(c) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

(d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date;

(e) the place or places where such Securities are to be surrendered for payment of the Redemption Price; and

(f) that the redemption is for a sinking fund, if such is the case.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 11.5. Deposit of Redemption Price.

Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.6. Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that unless otherwise specified with respect to Securities of any series as contemplated in Section 3.1, installments of interest the Stated Maturity of which is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant record dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7. Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE

SINKING FUNDS

Section 12.1. Applicability of Article.

The provisions of this Article Twelve shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 3.1 for Securities of such series.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.” If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 12.2. Satisfaction of Sinking Fund Payments with Securities.

The Company (a) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (b) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.3. Redemption of Securities for Sinking Fund.

Not less than 45 days prior to each sinking fund payment date for any series of Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officer’s Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 12.2 and stating the basis for such credit and that such Securities have not been previously so credited, and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Section 11.6 and Section 11.7.

ARTICLE THIRTEEN

DEFEASANCE

Section 13.1. Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at the option of its Board of Directors evidenced by a Board Resolution, and at any time, elect to have either Section 13.2 or Section 13.3 hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

Section 13.2. Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 13.1 hereof of the option applicable to this Section 13.2, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 13.4 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Securities (including the Securities Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Debt represented by the outstanding Securities (including the Securities Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 13.5 hereof and the other sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Securities, the Securities Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(a) the rights of Holders of Outstanding Securities to receive payments in respect of the principal of, or interest or premium, if any, on, such Securities when such payments are due from the trust referred to in Section 13.4 hereof;

(b) the Company’s obligations with respect to such Securities under Section 3.4, Section 3.5, Section 3.6, Section 10.2 and Section 10.3 hereof;

(c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(d) this Article Thirteen.

Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 13.2 notwithstanding the prior exercise of its option under Section 13.3 hereof.

Section 13.3. Covenant Defeasance.

Upon the Company’s exercise under Section 13.1 hereof of the option applicable to this Section 13.3, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 13.4 hereof, be released from each of their obligations under the covenants contained in Section 7.4, Section 8.1 and Section 10.4 hereof as well as any Additional Defeasible Provisions (such release and termination hereinafter referred to as “Covenant Defeasance”), and the Securities will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Securities will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Securities and Securities Guarantees, the Company and the Guarantors may fail to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such failure to comply will not constitute a Default or an Event of Default under Section 5.1 hereof, but, except as specified above, the remainder of this Indenture and such Securities and Securities Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 13.1 hereof of the option applicable to this Section 13.3 hereof, subject to the satisfaction of the conditions set forth in Section 13.4 hereof, any Event of Default that constitutes an Additional Defeasible Provision will no longer constitute an Event of Default.

Section 13.4. Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 13.2 or Section 13.3 hereof:

(a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination of cash in U.S. dollars and non-callable U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the Outstanding Securities on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to such stated date for payment or to a particular redemption date;

(b) in the case of an election under Section 13.2 hereof, the Company must deliver to the Trustee an Opinion of Counsel stating that:

(i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will state that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of an election under Section 13.3 hereof, the Company must deliver to the Trustee an Opinion of Counsel stating that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e) the deposit must not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(f) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(g) the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(h) the Company must deliver to the Trustee an Officer’s Certificate stating that all conditions precedent set forth in clauses (a) through (f) of this Section 13.4 have been complied with; and

(i) the Company must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions) stating that all conditions precedent set forth in clauses (b), (c) and (f) of this Section 13.4 have been complied with.

Section 13.5. Deposited Money and U.S. Government Obligations to be Held in Trust, Other Miscellaneous Provisions.

Subject to Section 13.6 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 13.5, the “Trustee”) pursuant to Section 13.4 hereof in respect of the Outstanding Securities will be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the

Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 13.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

Notwithstanding anything in this Article Thirteen to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 13.4 hereof which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 13.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 13.6. Repayment.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 13.7. Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Obligations in accordance with Section 4.1, Section 13.2 or Section 13.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Securities and the Securities Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 4.1, Section 13.2 or Section 13.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 4.1, Section 13.2 or Section 13.3 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of or premium, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE FOURTEEN

GUARANTEE OF SECURITIES

Section 14.1. Securities Guarantee.

(a) Subject to the other provisions of this Article Fourteen, each of the Guarantors hereby fully and unconditionally and jointly and severally guarantees to each Holder of a Security of each series to which this Article Fourteen has been made applicable as provided in Section 3.1(t) (the Securities of such series being referred to herein as the “Guaranteed Securities”) (which Security has been authenticated and delivered by the Trustee), and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Guaranteed Securities, or the obligations of the Company hereunder or thereunder, that:

(i) the principal of and premium, if any, and interest on the Guaranteed Securities will be promptly paid in full when due, whether at maturity, or by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Guaranteed Securities, if any, if lawful, and all other obligations of the Company to the Holders of Guaranteed Securities, or the Trustee hereunder or thereunder, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii) in case of any extension of time of payment or renewal of any Guaranteed Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) To the extent permissible under applicable law, the obligations of the Guarantors under this Securities Guarantee are unconditional, irrespective of the validity, regularity or enforceability of the Guaranteed Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Guaranteed Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Securities Guarantee will not be discharged except by complete performance of the obligations contained in the Guaranteed Securities and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Securities Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, to the extent permitted by applicable law, as between the Guarantors, on the one hand, and the Holders of Guaranteed Securities and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Securities Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Five hereof, such obligations (regardless of whether due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Securities Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Securities Guarantee.

Section 14.2. Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Guaranteed Securities, each Holder thereof, hereby confirms that it is the intention of all such parties that the Securities Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or State law to the extent applicable to any Securities Guarantee. To effectuate the foregoing intention, to the extent permitted under applicable law, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article Fourteen, result in the obligations of such Guarantor under its Securities Guarantee not constituting a fraudulent transfer or conveyance.

Section 14.3. Execution and Delivery of Securities Guarantee Notation.

To evidence its Securities Guarantee set forth in Section 14.1 hereof, each Guarantor hereby agrees that a notation of such Securities Guarantee substantially in the form set forth in Section 2.3 or established in or pursuant to a Board Resolution or in an indenture supplemental hereto, in accordance with the provisions of Section 2.1, will be endorsed by an officer of such Guarantor on each Guaranteed Security authenticated and delivered by the Trustee and that this Indenture or a supplement to this Indenture will be executed on behalf of such Guarantor by one of its officers.

Each Guarantor hereby agrees that its Securities Guarantee set forth in Section 14.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Guaranteed Security a notation of such Securities Guarantee.

If an officer whose signature is on this Indenture or on the Securities Guarantee no longer holds that office at the time the Trustee authenticates the Guaranteed Security on which a Securities Guarantee is endorsed, the Securities Guarantee will be valid nevertheless.

The delivery of any Guaranteed Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Securities Guarantee of such Guaranteed Security set forth in this Indenture on behalf of the Guarantors.

ARTICLE FIFTEEN

SUBORDINATION OF SECURITIES

Section 15.1. Securities Subordinated to Senior Debt.

The Company covenants and agrees, and each Holder, by its acceptance of a Security, likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article Fifteen; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of the principal of and interest and premium, if any, on each and all of the Securities shall, to the extent and in the manner set forth in this Article Fifteen, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Debt.

Section 15.2. No Payment on Securities in Certain Circumstances.

(a) No direct or indirect payment by or on behalf of the Company of the principal of or interest or premium, if any, on each and all of the Securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), whether pursuant to the terms of the Securities or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Debt and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Debt.

(b) During the continuance of any other event of default with respect to any Designated Senior Debt pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Debt (or the holders of at least a majority in principal amount of such Designated Senior Debt then outstanding), no payment of the principal of or interest or premium, if any, on each and all of the Securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) may be made by or on behalf of the Company upon or in respect of the Securities for a period (a “Payment Blockage Period”) commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Payment Blockage Period has been terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Debt or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Debt initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the trustee or other representative for the holders of such Designated Senior Debt, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

(c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by clause (a) or (b) above, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Persons making payment or distribution of the assets of the Company for application to the payment of all Senior Debt remaining unpaid, or to the trustee or trustees under any indenture pursuant to which any of such Senior Debt may have been issued, and any excess above such amounts due and owing on Senior Debt shall be paid to the Company.

Section 15.3. Payment over of Proceeds upon Dissolution, Etc.

(a) Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, assignment of assets for the benefit of creditors or other marshalling of assets and liabilities of the Company, all amounts due or to become due upon all Senior Debt shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by (or on behalf of) the Company on account of the Securities, or any payment to acquire any of the Securities for cash, property or securities, or any distribution with respect to the Securities of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Security (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this Article Fifteen, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent, or other Persons making payment or distribution of the assets of the Company for application to the payment of all Senior Debt remaining unpaid, or to the trustee or trustees under any indenture pursuant to which any such Senior Debt may have been issued, to the extent necessary to pay all such Senior Debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Debt is declared to be fraudulent or invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent or invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Debt for all purposes hereof as if such declaration or setting aside had not occurred.

(c) In the event that, notwithstanding the provision in clause (a) above prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by clause (a) above and before all obligations in respect of Senior Debt are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent, or other Persons making payment or distribution of the assets of the Company for application to the payment of all Senior Debt remaining unpaid, or to the trustee or trustees under any indenture pursuant to which any such Senior Debt may have been issued, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

(d) For purposes of this Section 15.3, the words “cash, property or securities” shall not be deemed to include, so long as the effect of this clause is not to cause the Securities to be treated in any case or proceeding or similar event described in this Section 15.3 as part of the same class of claims as the Senior Debt or any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution, securities of the Company or any other Person provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Securities are subordinated, to the payment of all Senior Debt then outstanding; provided that (i) if a new Person results from such reorganization or readjustment, such Person assumes the Senior Debt and (ii) the rights of the holders of the Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another Person upon the terms and conditions provided in Section 8.1 of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 15.3 if such other Person shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Section 8.1 of this Indenture.

Section 15.4. Subrogation.

(a) Upon the payment in full of all Senior Debt in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions to the holders of Senior Debt of cash, property or securities of the Company made on such Senior Debt until the principal of and premium, if any, and interest on the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Fifteen, and no payment pursuant to the provisions of this Article Fifteen to the holders of Senior Debt by the Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt. It is understood that the provisions of this Article Fifteen are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Debt, on the other hand.

(b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Fifteen shall have been applied, pursuant to the provisions of this Article Fifteen, to the payment of all amounts payable under Senior Debt, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Debt any payments or distributions received by such holders of Senior Debt in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Debt of such holders.

Section 15.5. Obligations of Company Unconditional.

(a) Nothing contained in this Article Fifteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Fifteen of the holders of the Senior Debt.

(b) Without limiting the generality of the foregoing, nothing contained in this Article Fifteen will restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their Stated Maturity pursuant to Section 5.2 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Debt then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company with respect to any Security.

Section 15.6. Notice to Trustee.

(a) The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities pursuant to the provisions of this Article Fifteen. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an officer of the Company, or by a holder of Senior Debt or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 15.6 at least three Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of or premium, if any, or interest on any Security), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such three Business Day period except for an acceleration of the Securities prior to such application. Nothing contained in this Section 15.6 shall limit the right of the holders of Senior Debt to recover payments as contemplated by this Article Fifteen. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Debt or a trustee or representative on behalf of any such holder.

(b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article Fifteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Fifteen and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 15.7. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets or securities referred to in this Article Fifteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Fifteen.

Section 15.8. Trustee’s Relation to Senior Debt.

(a) Each of the Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Fifteen with respect to any Senior Debt that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

(b) With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Fifteen, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Fifteen or otherwise.

Section 15.9. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt.

No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article Fifteen will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Fifteen are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Debt.

Section 15.10. Holders Authorize Trustee to Effectuate Subordination of Securities.

Each Holder by such Holder’s acceptance of any Securities authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Fifteen, and appoints the Trustee such Holder’s attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Securities in the form required in those proceedings.

Section 15.11. Not to Prevent Events of Default.

The failure to make a payment on account of principal of or premium, if any, or interest on the Securities by reason of any provision of this Article Fifteen will not be construed as preventing the occurrence of an Event of Default.

Section 15.12. Trustee’s Compensation Not Prejudiced.

Nothing in this Article Fifteen will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including Section 6.7.

Section 15.13. No Waiver of Subordination Provisions.

Without in any way limiting the generality of Section 15.9, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Fifteen or the obligations hereunder of the Holders to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 15.14. Payments May Be Paid Prior to Dissolution.

Nothing contained in this Article Fifteen or elsewhere in this Indenture shall prevent (a) the Company, except under the conditions described in Section 15.2 or Section 15.3, from making payments of principal of and premium, if any, and interest on the Securities, or from depositing with the Trustee any money for such payments, or (b) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of and premium, if any, and interest on the Securities to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 15.2(b) of this Indenture (or there shall have been an acceleration of the Securities prior to such application) or in Section 15.6 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

Section 15.15. Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Four by the Trustee for the payment of principal of and premium, if any, and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt (provided that, at the time deposited, such deposit did not violate any then outstanding Senior Debt), and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Debt.

ARTICLE SIXTEEN

SUBORDINATION OF SECURITIES GUARANTEES

Section 16.1. Securities Guarantees Subordinated to Guarantor Senior Debt.

Each Guarantor covenants and agrees, and each Holder, by its acceptance of a Securities Guarantee, likewise covenants and agrees, that all Securities Guarantees shall be issued subject to the provisions of this Article Sixteen; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all obligations on each and all of the Securities Guarantees shall, to the extent and in the manner set forth in this Article Sixteen, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all existing and future Guarantor Senior Debt of such Guarantor.

Section 16.2. No Payment on Securities Guarantees in Certain Circumstances.

(a) No direct or indirect payment by or on behalf of any Guarantor of any obligations on each and all of the Securities Guarantees (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), whether pursuant to the terms of the Securities Guarantees or upon acceleration or otherwise, shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Guarantor Senior Debt of such Guarantor and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Guarantor Senior Debt.

(b) During the continuance of any other event of default with respect to any Designated Guarantor Senior Debt pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Guarantor Senior Debt (or the holders of at least a majority in principal amount of such Designated Guarantor Senior Debt then outstanding), no payment of any obligations on each and all of the Securities Guarantees (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) may be made by or on behalf of any Guarantor upon or in respect of the Securities Guarantees for a period (a “Securities Guarantee Payment Blockage Period”) commencing on the date of receipt of such notice and ending 179 days thereafter (unless, in each case, such Securities Guarantee Payment Blockage Period has been terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Guarantor Senior Debt or such event of default has been cured or waived). Not more than one Securities Guarantee Payment Blockage Period may be commenced with respect to the Securities Guarantees during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Securities Guarantee Payment Blockage Period is in effect. No event of default that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Securities Guarantee Payment Blockage Period with respect to the Designated Guarantor Senior Debt initiating such Securities Guarantee Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Securities Guarantee Payment Blockage Period by the trustee or other representative for the holders of such Designated Guarantor Senior Debt, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

(c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by clause (a) or (b) above, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Persons making payment or distribution of the assets of the Company for application to the payment of all Guarantor Senior Debt remaining unpaid, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Debt may have been issued, and any excess above such amounts due and owing on Guarantor Senior Debt shall be paid to such Guarantor.

Section 16.3. Payment over of Proceeds upon Dissolution, Etc.

(a) Upon any payment or distribution of assets or securities of a Guarantor of any kind or character, whether in cash, property or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), in connection with any dissolution or winding up or total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, assignment of assets for the benefit of creditors or other marshalling of assets and liabilities of such Guarantor, all amounts due or to become due upon all Guarantor Senior Debt shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by (or on behalf of) such Guarantor on account of the Securities Guarantees, or any payment to acquire any of the Securities Guarantees for cash, property or securities, or any distribution with respect to the Securities Guarantees of any cash, property or securities. Before any payment may be made by, or on behalf of, any Guarantor on any Securities Guarantee (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of such Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this Article Sixteen, shall be made by such Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holders or the Trustee if received by them or it, to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent, or other Persons making payment or distribution of the assets of such Guarantor for application to the payment of all Guarantor Senior Debt remaining unpaid, or to the trustee or trustees under any indenture pursuant to which any such Guarantor Senior Debt may have been issued, to the extent necessary to pay all such Guarantor Senior Debt in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

(b) To the extent any payment of Guarantor Senior Debt (whether by or on behalf of any Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person, the Guarantor Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Guarantor Senior Debt is declared to be fraudulent or invalid or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent or invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Guarantor Senior Debt for all purposes hereof as if such declaration or setting aside had not occurred.

(c) In the event that, notwithstanding the provision in clause (a) above prohibiting such payment or distribution, any payment or distribution of assets or securities of any Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by clause (a) above and before all obligations in respect of Guarantor Senior Debt are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent, or other Persons making payment or distribution of the assets of such Guarantor for application to the payment of all Guarantor Senior Debt remaining unpaid, or to the trustee or trustees under any indenture pursuant to which any such Guarantor Senior Debt may have been issued, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Debt.

(d) For purposes of this Section 16.3, the words “cash, property or securities” shall not be deemed to include, so long as the effect of this clause is not to cause the Securities Guarantees to be treated in any case or proceeding or similar event described in this Section 16.3 as part of the same class of claims as the Guarantor Senior Debt or any class of claims pari passu with, or senior to, the Guarantor Senior Debt for any payment or distribution, securities of any Guarantor or any other Person provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Securities Guarantees are subordinated, to the payment of all Guarantor Senior Debt then outstanding; provided that (i) if a new Person results from such reorganization or readjustment, such Person assumes the Guarantor Senior Debt and (ii) the rights of the holders of the Guarantor Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of a Guarantor with, or the merger of a Guarantor with or into, another Person or the liquidation or dissolution of a Guarantor following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another Person without violation of the terms and conditions provided in this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 16.3.

Section 16.4. Subrogation.

(a) Upon the payment in full of all Guarantor Senior Debt in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Guarantor Senior Debt to receive payments or distributions of cash, property or securities of the Guarantors made on such Guarantor Senior Debt until all obligations arising under the Securities Guarantees shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Debt of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Sixteen, and no payment pursuant to the provisions of this Article Sixteen to the holders of Guarantor Senior Debt by the Holders or the Trustee on their behalf shall, as between each Guarantor, its creditors other than holders of Guarantor Senior Debt, and the Holders, be deemed to be a payment by such Guarantor to or on account of the Guarantor Senior Debt. It is understood that the provisions of this Article Sixteen are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Guarantor Senior Debt, on the other hand.

(b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Sixteen shall have been applied, pursuant to the provisions of this Article Sixteen, to the payment of all amounts payable under Guarantor Senior Debt, then, and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Debt any payments or distributions received by such holders of Guarantor Senior Debt in excess of the amount required to make payment in full, in cash or cash equivalents, of such Guarantor Senior Debt of such holders.

Section 16.5. Obligations of Guarantor Unconditional.

(a) Nothing contained in this Article Sixteen or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Guarantors and the Holders, the obligation of such Guarantors, which is absolute and unconditional, to pay to the Holders all obligations arising under the Securities Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Guarantors other than the holders of the Guarantor Senior Debt, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Sixteen of the holders of the Guarantor Senior Debt.

(b) Without limiting the generality of the foregoing, nothing contained in this Article Sixteen will restrict the right of the Trustee or the Holders to take any action to declare the Securities to be due and payable prior to their Stated Maturity pursuant to Section 5.2 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Debt then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from any Guarantor with respect to its Securities Guarantee.

Section 16.6. Notice to Trustee.

(a) Each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Securities Guarantees pursuant to the provisions of this Article Sixteen. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Guarantor Senior Debt of any Guarantor or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of such Guarantor, or by a holder of such Guarantor Senior Debt or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Six, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 16.6 at least three Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of all obligations arising under any Securities Guarantee), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from such Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such three Business Day period except for an acceleration of the Securities prior to such application. Nothing contained in this Section 16.6 shall limit the right of the holders of Guarantor Senior Debt to recover payments as contemplated by this Article Sixteen. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Debt (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Debt or a trustee or representative on behalf of any such holder.

(b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Debt to participate in any payment or distribution pursuant to this Article Sixteen, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Sixteen and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 16.7. Reliance on Judicial Order or Certificate of Liquidating Agent.

Upon any payment or distribution of assets or securities referred to in this Article Sixteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Debt and other Debt of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Sixteen.

Section 16.8. Trustee’s Relation to Guarantor Senior Debt.

(a) Each of the Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Sixteen with respect to any Guarantor Senior Debt that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Debt and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

(b) With respect to the holders of Guarantor Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Sixteen, and no implied covenants or obligations with respect to the holders of Guarantor Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities Guarantees or to a Guarantor or to any other person cash, property or securities to which any holders of Guarantor Senior Debt shall be entitled by virtue of this Article Sixteen or otherwise.

Section 16.9. Subordination Rights Not Impaired by Acts or Omissions of a Guarantor or Holders of Guarantor Senior Debt.

No right of any present or future holders of any Guarantor Senior Debt to enforce subordination as provided in this Article Sixteen will at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Sixteen are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Debt.

Section 16.10. Holders Authorize Trustee to Effectuate Subordination of Securities Guarantees.

Each Holder by such Holder’s acceptance of any Securities Guarantees authorizes and expressly directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Sixteen, and appoints the Trustee such Holder’s attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of a Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of such Guarantor, the filing of a claim for the unpaid balance of its Securities Guarantees in the form required in those proceedings. If the Trustee does not file a proper claim or proof of indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or proof, each holder of Guarantor Senior Debt is hereby authorized to file an appropriate claim for and on behalf of the Holders.

Section 16.11. Not to Prevent Events of Default.

The failure to fulfill any obligation arising under the Securities Guarantees by reason of any provision of this Article Sixteen will not be construed as preventing the occurrence of an Event of Default.

Section 16.12. Trustee’s Compensation Not Prejudiced.

Nothing in this Article Sixteen will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including Section 6.7.

Section 16.13. No Waiver of Subordination Provisions.

Without in any way limiting the generality of Section 16.9, the holders of Guarantor Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Sixteen or the obligations hereunder of the Holders to the holders of Guarantor Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Debt or any instrument evidencing the same or any agreement under which Guarantor Senior Debt is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Guarantor Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 16.14. Payments May Be Paid Prior to Dissolution.

Nothing contained in this Article Sixteen or elsewhere in this Indenture shall prevent (a) a Guarantor, except under the conditions described in Section 16.2 or Section 16.3, from fulfilling any obligation arising under the Securities Guarantees, or from depositing with the Trustee any money for such payments, or (b) the application by the Trustee of any money deposited with it for the purpose of fulfilling any obligation arising under the Securities Guarantees to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 16.2(b) of this Indenture (or there shall have been an acceleration of the Securities Guarantees prior to such application) or in Section 16.6 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of such Guarantor.

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This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

LUFKIN INDUSTRIES, INC.

By:
Name:
Title:

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By:
Name:
Title: